Earnings Release October 19, 2023 Third Quarter 2023 Results Exhibit 99.3

2 This slide presentation and certain of our other filings with the Securities and Exchange Commission contain statements that constitute "forward-looking statements" within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. You can identify these forward-looking statements through Synovus' use of words such as "believes," "anticipates," "expects," "may," "will," "assumes," "predicts," "could," "should," "would," "intends," "targets," "estimates," "projects," "plans," "potential" and other similar words and expressions of the future or otherwise regarding the outlook for Synovus' future business and financial performance and/or the performance of the banking industry and economy in general. These forward-looking statements include, among others, statements on our expectations related to (1) loan growth and loan production; (2) deposit growth, mix, pricing, and betas; (3) net interest income and net interest margin; (4) revenue growth; (5) non-interest expense; (6) credit trends and key credit performance metrics; (7) our future operating and financial performance; (8) our strategy and initiatives for future revenue growth, balance sheet optimization, capital management, and expense management; (9) our effective tax rate; and (10) our assumptions underlying these expectations. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties which may cause the actual results, performance or achievements of Synovus to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, Synovus' management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this presentation. Many of these factors are beyond Synovus' ability to control or predict. These forward-looking statements are based upon information presently known to Synovus' management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in Synovus' filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2022 under the captions "Cautionary Notice Regarding Forward-Looking Statements" and "Risk Factors" and in Synovus' quarterly reports on Form 10-Q and current reports on Form 8-K. We believe these forward- looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as otherwise may be required by law. This slide presentation contains certain non-GAAP financial measures determined by methods other than in accordance with generally accepted accounting principles. Such non-GAAP financial measures include the following: adjusted net income available to common shareholders; adjusted diluted earnings per share; adjusted return on average assets; return on average tangible common equity; adjusted return on average tangible common equity; adjusted non-interest revenue; adjusted revenue; adjusted non-interest expense; adjusted tangible efficiency ratio; and tangible common equity ratio. The most comparable GAAP measures to these measures are net income available to common shareholders; diluted earnings per share; return on average assets; return on average common equity; total non-interest revenue; total revenue; total non-interest expense; efficiency ratio-TE; and total Synovus Financial Corp. shareholders' equity to total assets ratio, respectively. Management uses these non-GAAP financial measures to assess the performance of Synovus' business and the strength of its capital position. Management believes that these non-GAAP financial measures provide meaningful additional information about Synovus to assist management, investors, and bank regulators in evaluating Synovus' operating results, financial strength, the performance of its business and the strength of its capital position. However, these non-GAAP financial measures have inherent limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of operating results or capital position as reported under GAAP. The non-GAAP financial measures should be considered as additional views of the way our financial measures are affected by significant items and other factors, and since they are not required to be uniformly applied, they may not be comparable to other similarly titled measures at other companies. Adjusted net income available to common shareholders, adjusted diluted earnings per share and adjusted return on average assets are measures used by management to evaluate operating results exclusive of items that are not indicative of ongoing operations and impact period-to-period comparisons. Return on average tangible common equity and adjusted return on average tangible common equity are measures used by management to compare Synovus' performance with other financial institutions because it calculates the return available to common shareholders without the impact of intangible assets and their related amortization, thereby allowing management to evaluate the performance of the business consistently. Adjusted non-interest revenue and adjusted revenue are measures used by management to evaluate non-interest revenue and total revenue exclusive of net investment securities gains (losses), fair value adjustment on non-qualified deferred compensation, and other items not indicative of ongoing operations that could impact period-to-period comparisons. Adjusted non-interest expense and the adjusted tangible efficiency ratio are measures utilized by management to measure the success of expense management initiatives focused on reducing recurring controllable operating costs. The tangible common equity ratio is used by management and bank regulators to assess the strength of our capital position. The computations of the non-GAAP financial measures used in this slide presentation are set forth in the appendix to this slide presentation. Management does not provide a reconciliation for forward-looking non-GAAP financial measures where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the occurrence and the financial impact of various items that have not yet occurred, are out of Synovus’ control, or cannot be reasonably predicted. For the same reasons, Synovus’ management is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures. Forward-Looking Statements Use of Non-GAAP Financial Measures

3 Balance Sheet (Period-end, $ in millions) Total Loans, Net of Unearned $43,680 Deposits $50,204 Key Performance Metrics Reported Adjusted(3) Net Income Available to Common Shareholders(4) $87,423 $122,770 Diluted Earnings Per Share $0.60 $0.84 Return on Average Assets 0.64% 0.87% Return on Average Tangible Common Equity 9.7% 13.5% Efficiency Ratio-TE(5) 64.1% 55.0% (1) Wholesale Funding Ratio is defined as (Short-term Borrowings + Long-term Borrowings + Brokered Deposits) / Total Assets; (2) Excludes brokered; (3) Non-GAAP financial measure; see appendix for applicable reconciliation; (4) $ In thousands; (5) Taxable equivalent Third Quarter 2023 Financial Highlights • Balance sheet strengthened and business mix simplified following loan sales and GLOBALT divestiture • Wholesale funding ratio(1) now 15.0% of assets versus 17.4% in 2Q23; Office loans now 4.4% of loans versus 6.8% in 2Q23 • As expected, loan and core deposit(2) growth were balanced (ex Medical Office Building (MOB) loan sale) • NIM of 3.11% came in better than expected due to modestly better asset yields and funding costs • Non-interest expense discipline evidenced by headcount reductions and reduced discretionary spend • Net Charge-Offs (NCOs) primarily from previously announced C&I SNC and MOB loan sale • Now at targeted CET1 level of over 10.0%

4 Loans Amounts may not total due to rounding; (1) Spreads are quoted on SOFR, LIBOR and BSBY based floating rate commercial loans • CRE loan growth primarily from multi-family construction fund-ups; Middle Market commercial, CIB, and Specialty Lines of business contributed to C&I loan growth • Loan production declined 42% from prior year levels • C&I utilization was 48.4% versus 47.7% in 2Q23; the increase driven by new production during the quarter • Floating rate loan spreads(1) on new production nearly 100bps wider than prior year levels from more pricing power • Lending focused on deposit and fee relationship-based credits and appropriate risk-adjusted returns 2Q23 MOB CRE (Ex MOB) C&I Consumer Third-Party Consumer 3Q23 Loan Growth Attribution ($ in millions) $44,354 $43,680 $(1,172) $ 273 $250 $11 $(36)

5 $(589) $(31) $(90) $(105) $1,246 $(308) Non-Interest- Bearing NOW Savings MMA Time Brokered Deposits • Core deposits(1) grew 1% in 3Q23, driven by Time; NIB decline slowed in line with our expectations • New deposit production(2) remains healthy, up 68% YoY • Shift from consumer MMA to Time slowed • Brokered time deposits down 8% from 2Q23; expect more decline over the near term • Cost of deposits up 36 bps to 2.31% in 3Q23 • Pace of deposit beta slowed in 3Q23; we expect continuation of more moderate beta movements in 4Q23 QoQ Change in Ending Balances(3) (1) Excludes brokered; (2) Includes balances associated with new accounts originated in the quarter including the impact of existing customers switching account types; (3) Balances in bar chart include the public funds changes QoQ seen below the chart. ($ in millions) Deposit Beta of 42% through 3Q23 0.25% 3.84% 4.69% 5.16% 5.43% 5.50% 0.12% 0.88% 1.44% 1.95% 2.31% 2.41% Fed Target Average Total Deposit Cost 4Q21 4Q22 1Q23 2Q23 3Q23 Sep 23 Fed Target Average +518 bps Total Deposit Cost +219 bps Public Funds QoQ Growth: $(39) $(52) $1 $(87) $31 3Q23 vs 4Q21

6 $478 $501 $481 $456 $443 3.47% 3.56% 3.43% 3.20% 3.11% Net Interest Income Net Interest Margin 3Q22 4Q22 1Q23 2Q23 3Q23 Amounts may not total due to rounding; (1) NIM reflect Actual/Actual day count and includes other immaterial adjustments versus NIM previously reported Net Interest Income Net Interest Income / NIM Trends• Net interest income decline of $35 million or 7% YoY; QoQ decline of $12 million or 3% • Benefits of higher asset yields more than offset by continued increases in deposit costs • NIM expected to contract further as deposit repricing continues followed by expansion in 2H24 supported by fixed rate asset repricing ($ in millions) (1)

7 Amounts may not total due to rounding; (1) Estimated impact across various attributed and unattributed items; (2) Fixed rate repricing estimates based on constant rates, as of 9/30/23, and incorporate various assumptions, including estimates for prepayments, spreads, and other changes across the respective fixed rate portfolios Net Interest Income NIM Contribution from Fixed Rate Repricing(1)(2)Net Interest Margin Waterfall(1) 2Q23 Loan Yield Other Earnings Assets IB Core Deposit Cost NIB Re- Mix Whsl./Brok. Cost Other 3Q23 3.20% 3.11% 0.19% 0.01% (0.21)% (0.03)% (0.07)% 0.02% -1 7 11 15 23 Securities Portfolio Fixed Loans Mortgage Loans Cash Flow Loan Hedges Time Deposits Fixed Rate Debt 4Q23E 1Q24E 2Q24E 3Q24E 4Q24E -20 -10 0 10 20 30 40 Cumulative NIM Impact

Non-Interest Revenue

SYNOVUS

- Key strategic focus on Treasury and Payment Solutions enhancements and overall market penetration, Business Owner Wealth Strategy and Capital Markets fee growth
- Fee income partially impacted by mid-July changes in checking program; expected annual impact of ($9.5 million)
    - *~($1.5 million) impact recognized in 3Q*
    - *~($1.0 million) incremental impact anticipated in 4Q23*
- Soft mortgage lending market and muted capital markets activity impacted fee income
- Qualpay investment added incremental fees of $1.8 million versus 2Q23

Non-Interest Revenue - $107MM

($ in millions)	3Q23	QoQ Δ	YoY Δ
Core Banking Fees[1]	$46	(2)%	4%
Wealth Revenue[2]	$42	(3)%	8%
Capital Markets Income	$6	(9)%	(7)%
Net Mortgage Revenue	$4	(20)%	(28)%
Total Other Income[3]	$8	(10)%	(22)%
Total Adjusted Non-Interest Revenue[4]	**$106**	**(4)%**	**1%**
Total Non-Interest Revenue	**$107**	**(5)%**	**3%**

Growth and Stability in a Volatile Interest Rate Environment

($ in millions)



11% CAGR
$281
$335
$361
$385
2020
2021
2022
2023E(5)
Core Client Fee Income (ex. Mortgage)

Amounts may not total due to rounding; (1) Include service charges on deposit accounts, card fees, letter of credit fees, ATM fee income, line of credit non-usage fee, gains (losses) from sales of SBA loans, and miscellaneous other service charges; (2) Consists of fiduciary/asset management, brokerage, and insurance revenues; (3) Includes earnings on equity method investments, income from BOLI, and other miscellaneous income; (4) Non-GAAP financial measure; see appendix for applicable reconciliation. (5) Estimated 2023 Core Client Fee Income (ex. Mortgage)

8

9 Non-Interest Expense ($ in millions) 3Q23 QoQ Δ YoY Δ Total Employment $181 —% 4% Total Other $79 4% 4% Total Occupancy, Equipment, and Software $46 7% 5% Total Adjusted Non-Interest Expense(1) $306 2% 4% VERP Restructuring Charge $18 NA NA Loss on Loan Sales $31 NA NA Total Non-Interest Expense $354 15% 20% Amounts may not total due to rounding; (1) Non-GAAP financial measure; see appendix for applicable reconciliation; (2) Excludes expected $47 million FDIC special assessment in 4Q23 Non-Interest Expense - $354MM• Loan sales' impact was $31 million while Voluntary Early Retirement Plan (VERP) charge was $18 million in 3Q23 • Adjusted NIE up 4% YoY and up 2% from 2Q23 from controlled spending • Headcount down almost 4% quarter over quarter • Qualpay investment added approximately $2.8 million in incremental expense in 3Q23 versus 2Q23 • $2.3 million increase in healthcare insurance expense from Voluntary Employee Benefit Association (VEBA) • Expect FDIC special assessment of $47 million in 4Q23 • Expect relatively flat adjusted expenses in 2024 (2)

10 $294.1 $8.6 $4.0 $(0.8) $305.9 Adjusted 3Q22 Growth/Infrastructure Initiatives FDIC/ Healthcare Other Operating Adjusted 3Q23 Amounts may not total due to rounding; (1) Non-GAAP financial measure; see appendix for applicable reconciliation; (2) FDIC/Healthcare includes 2bps 2023 increase to FDIC assessment rate and increased employee health insurance costs Adjusted Expense Growth YoY(1) Non-Interest Expense (2) ($ in millions) Other Operating expenses relatively flat YoY

11 Credit Quality • NCOs primarily from previously announced C&I SNC and MOB loan sales • Excluding MOB sale, NCOs/average loans were 0.40% in 3Q23 • NPL ratio increased modestly to 0.64%, still below historical levels; Loans 30 Days Past Due still low at 0.13% • Built ACL further to 1.22% from 1.19% in 2Q23 due to credit migration trends • Expect 4Q23 NCOs to be 30 - 40 bps $26 $35 $32 $39 $73 $5 $13 $19 $26 $67 Provision for Credit Losses Net Charge-Offs 3Q22 4Q22 1Q23 2Q23 3Q23 0.04% 0.12% 0.17% 0.24% 0.61% 0.04% 0.12% 0.11% 0.23% 0.40% NCO Ratio: Loan Loss Provision and Net Charge-Offs ($ in millions) NCO Ratio: (Ex. Loan Sales) Loan Sale Charge-Offs

12 $479 $501 $514 $527 $533 1.13% 1.15% 1.17% 1.19% 1.22% Allowance for Credit Losses ACL Coverage Ratio 3Q22 4Q22 1Q23 2Q23 3Q23 393% 391% 282% 202% 190%ACL to NPLs: Credit Quality Allowance for Credit Losses (1) Criticized and Classified Loans as a % of Total Loans. 0.64% 0.40% 0.42% 0.32% 0.43% 0.41% 0.29% 0.59% 0.64% 0.27% 0.35% 0.31% 0.24% 0.14% 0.16% 0.15% 0.19% 0.13% 3.50% 2.44% 2.38% 1.73% 4.00% 3.19% 2.18% 3.00% 3.40% NPL Ratio Total Past Dues > 30 Days Ratio C&C % of Total Loans 3Q16 3Q17 3Q18 3Q19 3Q20 3Q21 3Q22 2Q23 3Q23 ($ in millions) Credit Trends (1)

13 9.52% 9.63% 9.77% 9.86% 10.13% Common Equity Tier 1 Tier 1 Tier 2 3Q22 4Q22 1Q23 2Q23 3Q23 • Now at targeted CET1 ratio level of above 10.0% • Capital build and preservation is near-term priority given the uncertain economic outlook • Over the medium-term, capital management could be more opportunistic, depending on economic outlook, credit migration and growth prospects Amounts may not total due to rounding; (1) 3Q23 capital ratios are preliminary; (2) Includes changes in phase-in impact of CECL transitional amount, intangible assets, and applicability of deferred tax assets. (1) 12.45% 10.59% 10.89% 12.80% 13.12% 11.18% Capital Capital Metrics 10.68% 12.54% Beginning CET1 Ratio (2Q23) Net Income Available to Common Shareholders Risk-Weighted Assets Common Dividends Other Ending CET1 Ratio (3Q23) (2) (1) CET1 Accretion Through Retained Earnings & Balance Sheet Optimization 12.72% 10.81% 9.86% 0.17% 0.19% (0.12)% 0.04% 10.13%

2023 Updated Guidance

SYNOVUS

	Prior Guidance	Updated Guidance[1]	Key Assumptions
EoP Loan Growth[2]	0 - 2%	0 - 2%	• New loan origination focused on core relationships • Continued multi-family CRE fund-ups and growth in core C&I relationship business lines
EoP Core Deposit[3] Growth	1 - 4%	1 - 3%	• 2H23 seasonal benefits and continued robust production should aid core deposit[3] growth
Adjusted Revenue Growth[2][4][5]	0 - 3%	1 - 2%	• Assumes Fed holds at 5.50% through year end • Continued NIB remixing through year-end anticipated (assumes 4Q pace approximates 3Q run-off) • 46 - 47% total deposit beta range measured using estimated total deposit costs in Dec. 2023
Adjusted NIE Growth[4][5]	4 - 6%	4 - 5%	• YoY Adjusted NIE impact: New initiatives (e.g., CIB/Maast/Qualpay) ~3.0%, FDIC assessment increase (2bps impact) / Increased healthcare costs ~1.5%, other core operating expenses ~0%
CET1 Guidance	>10% by year-end	>10%	• At targeted CET1 levels; expect continued near-term retention of capital generation • Future capital actions dependent on economic environment
Effective Tax Rate	~22%	~22%	• Reflects impact of new federal tax credit investments

(1) Adj. NIE excludes FDIC special assessment (special assessment expected to be ~$47 million in 4Q23); (2) Not adjusting for PPP loans or PPP revenue in 2023 outlook given relatively immaterial impact to 2022 and 2023 forecasted results; (3) Excludes brokered; (4) Non-GAAP financial measure; see cautionary language on slide 2 and appendix for applicable reconciliation; (5) Guidance based on the 2022 baseline: adjusted revenue baseline of $2.21 billion and adjusted NIE of $1.16 billion.

14

Recent Strategies PPNR Accretive and Supportive to Future Growth

SYNOVUS

	NTM PPNR Impact
Third Party Auto Loan Sale • Benefit to liquidity and capital • Improvement to expense run-rate • No client impact and provides capital for higher returning businesses	~$10MM
Medical Office Building Loan Sale • Benefit to liquidity and capital • Provides capital for higher returning businesses	~($21MM)
GLOBALT Sale • Frees expense capacity for higher returning fee businesses	~($2MM)
2Q23 & 3Q23 Expense Actions • Mortgage, tech, operations FTE reductions in 2Q23 • Voluntary Early Retirement Program in 3Q23 • In total, reduced headcount by nearly 4% in 3Q23	~$16MM

Percent Change from 2Q23 to 3Q23

- **(14)%** Wholesale Funding/Assets (1)(2)(3)
- **(36)%** Office CRE Loans/Total Loans (1)(2)
- **27 bps** CET1 Ratio (1)(2)

15

Note: PPNR Impacts are estimated next twelve months impact; (1) Data for SNV proxy peers as of 6/30/23; (2) SNV data as of 9/30/23; (3) Wholesale Funding Ratio is defined as (Short-term Borrowings + Long-term Borrowings + Brokered Deposits) / Total Assets

16 Strategic Plan Fundamentals Enhance Profitability Continued Expense Optimization & Business Simplification • Expense rationalization efforts should result in relatively flat Adjusted Expenses in 2024(1) • Continue to evaluate opportunities to simplify and streamline client service delivery Balance Sheet • Continued rationalization of low return, credit-only relationships provides growth capital for core relationship C&I business lines Deepen Relationships • Treasury and Payment Solutions ◦ 17% CAGR in TPS fees since 2020 ◦ Continued expansion of Accelerate AR and FX solutions ◦ Near-term launch of payments solutions (Accelerate Pay) • Business Owner Wealth Strategy ◦ Targeting 1,000 new households over next 3 years ◦ Estimated $30M revenue potential • Capital Markets ◦ Tracking >$10MM in annual revenue run rate for agent bank capabilities ◦ Further growth expected from Middle Market and CIB expansion Grow the Bank • Middle Market Commercial ◦ 24% addition to RM headcount since 2019 • Further Syndication / Agent Capabilities ◦ Investing in technology platform to scale primary agent capabilities • CIB ◦ PPNR positive since 2Q23 ◦ Broad-based new client wins in Syndicated Finance, DCM, TPS, and other products • Non-Bank Sponsorship Expansion ◦ Anticipate expansion of Banking as a Service offerings • Maast ◦ 9 active ISV relationships ◦ Pipeline of 41 ISVs for 2024 expansion BUILT ON A STRONG FOUNDATION FROM RECENT ACTIONS AND BALANCE SHEET TAILWINDS (1) Excludes expected $47 million FDIC special assessment in 4Q23

Appendix

18 3Q23 Non-recurring Items $1.9MM GLOBALT sale gain $0.9MM increase to Visa derivative accrual Net valuation adjustment of $31.0MM in non- interest expense from auto and MOB loan sales Gain on early extinguishment of debt of $0.5MM from open market repurchases of $9.0MM of $300MM par value 2029 Parent company subordinated debt $17.3MM restructuring charge largely from $18.4MM in VERP termination benefits

Earning Assets Composition

($ in millions)

SYNOVUS

Loan Portfolio Rate Mix and Yield



40%
4.60%
60%
38%
5.36%
61%
37%
5.89%
64%
37%
6.17%
63%
38%
6.34%
62%
3Q22
4Q22
1Q23
2Q23
3Q23
Floating Rate
Fixed rate
Yield

Total Securities Portfolio Size[1]



$11,277
$11,273
$11,176
$11,174
$11,175
1.92%
2.08%
2.16%
2.16%
2.20%
3Q22
4Q22
1Q23
2Q23
3Q23
Securities
Yield

AFS Securities & Cash Flow Hedges: Unrealized Loss in AOCI[4]



$1.7B
$1.3B
$1.1B
3Q23
4Q24E
4Q25E
Securities AOCI
Swap AOCI

Derivative Hedge Portfolio[2]



$4,350
$250
1.95%
$3,850
$750
2.30%
$4,100
$1,000
2.37%
$4,100
$1,000
2.37%
$3,350
$1,000
2.68%
$3,350
$1,250
2.78%
$3,350
$1,500
2.98%
4Q23
1Q24
2Q24
3Q24
4Q24
1Q25
2Q25
Effective Hedges
Forward Starting Hedges
Effective Rate

12-Month NII Sensitivity: Rates & Betas[3]

Parallel Shock	% NII Impact
+100bps	2.4%
-100bps	(2.6)%

+100 Shock	% NII Impact
~ 30 Beta	5.1%
~ 40 Beta	2.4%
~ 50 Beta	~0.3%

Amounts may not total due to rounding; (1) Amortized cost; (2) Represents period-end Total Notional outstanding of effective cash-flow loan hedges, including forward starting hedges as they transition to their effective periods, along with the estimated effective fixed-rate for the respective period; (3) NII sensitivity estimates reflect a dynamic balance sheet; beta sensitivity estimates represent approximations, based on total deposit cost betas; (4) AFS unrealized loss projections are based on the forward interest rate curve as of 9/30/23 and incorporate various assumptions, including those related to prepayments and tax rates

19

20 Repricing Term Rate Structure 3 mos or less 3-12 mos 1-3 Years 3-5 Years 5-15 Years Over 15 Years Total Variable Rate Fixed Rate Non-real estate $ 11,267 $ 721 $ 458 $ 657 $ 874 $ 171 $ 14,148 $ 11,556 $ 2,592 Owner occupied 3,331 178 622 735 1,509 4 6,379 3,379 3,000 Commercial & Industrial 14,598 899 1,080 1,392 2,383 175 20,527 14,935 5,592 Construction, A&D 2,305 131 138 162 132 27 2,895 2,208 687 Income producing 7,871 298 1,020 1,190 925 43 11,347 7,986 3,361 Commercial Real Estate 10,176 429 1,158 1,352 1,057 70 14,242 10,194 4,048 Residential mortgages 1,482 155 230 420 861 4,444 7,592 1,391 6,201 Other consumer 485 30 192 188 349 75 1,319 481 838 Total $ 26,741 $ 1,513 $ 2,660 $ 3,352 $ 4,650 $ 4,764 $ 43,680 27,001 16,679 % of Total 61% 3% 6% 8% 11% 11 % Loans - Repricing and Maturity ($ in thousands) Amounts are preliminary and may not total due to rounding. Note: Loan category totals are based on Fed call codes related to regulatory reporting Call Report instructions for Synovus Bank.

21 Fed Funds Lines, $1.7 Discount Window (ex-BTFP), $8.6 Other Contingent Sources, $2.8 Unencumbered Securities, $4.7 FHLB Borrowing Capacity, $6.7 Third-Party Loans , $0.8 FRB Reserves, $1.4 Robust Contingent Sources of Liquidity ($ in billions, as of 9/30/23) Unpledged loans of $20+ billion not reflected in the chart above $26.7B Total (2) (3) $50,204 $(27,777) $(6,701) $(8,791) $6,935 Total Deposits Insured Collateralized Public Funds ICS Availability 9/30/23 Remaining 9/30/23 $10B ICS Total Capacity 12% utilized at 9/30/23 ~86% of deposits insured, collateralized or insurable through our ICS capacity(1) Liquidity Amounts may not total due to rounding; (1) Insurability through ICS at the election of the client; (2) Includes HFS portfolio of approx. $18 million at marked fair value, as well as HFI portfolio (3) Other Contingent Sources include incremental liquidity available via FRB's Bank Term Funding Program, as well as other documented sources. 3Q23 Deposit Walkdown ($ in millions)

22 2Q23 3Q23 September 2023 ($ in millions; rates annualized) Avg. Balance Avg. Rate Avg. Balance Avg. Rate Avg. Rate Non-interest-bearing $13,874 N/A $13,049 N/A N/A Interest-bearing non-maturity (NMD) $24,636 2.08% $24,440 2.41% 2.53% Time $4,866 3.26% $6,181 3.85% 4.00% Brokered $6,343 4.73% $6,443 5.14% 5.23% Total interest-bearing $35,845 2.71% $37,063 3.13% 3.24% Total deposits $49,719 1.95% $50,113 2.31% 2.41% Total Average Deposit Costs

23 2Q23 MOB Performance Net Growth (ex MOB) Economic Forecast Impact Other 3Q23 Allowance for Credit Losses ($ in millions) ACL/Loans: Economic Scenario Assumptions and Weightings 1.19% 1.22% (1) (1) Other includes the impact of dispositions, sub-pool changes, etc.; (2) Upside refers to Moody’s June 2023 "S1" Upside 10th Percentile scenario; (3) Downside scenarios carry a total weighting of 40% and correspond to Moody’s August 2023 "S5" Slow Growth scenario and "S3" Downside 90th Percentile scenario; (4) August 2023 Moody's model estimates. 3Q23 2024(4) 2025(4) Scenario Model Weighting GDP Unemployment GDP Unemployment Consensus Baseline 50% 0.8% 4.6% 2.0% 4.4% Upside(2) 10% 3.2% 3.1% 2.5% 3.5% Downside(3) 10% (1.7)% 7.3% 1.4% 7.2% Slow Growth(3) 30% 0.7% 4.9% 1.4% 5.1% Weighted Average 100% 0.8% 4.8% 1.8% 4.8% $527 $(23) $21 $1 $3 $533$4

SYNOVUS

Loan Portfolio by Category



Residential Constr, Dev, Land
1.3%
Consumer Non-R/E
3.0%
Other CRE Prop. Types 6.6%
Multi-Family 9.0%
Office Bldg. 4.4%
Shopping Centers 3.0%
Hotel 4.1%
Consumer R/E Related 16.4%
C&I Specialty Lending(2) 23.4%
Middle Market & Commercial Banking 28.8%
Consumer
CRE
C&I

Consumer Portfolio $8.5 billion

- Weighted average credit score of 796 and 783 for Home Equity and Mortgage, respectively
- Weighted average LTV of 73% and 72% for Home Equity and Mortgage, respectively[1]

CRE Portfolio $12.4 billion

- 92% are income-producing properties
- Diversity among property types and geographies

C&I Portfolio $22.8 billion

- Specialty lending[2] is well-diversified among multiple lines-of-business
- C&I industry mix aligned with economic and demographic drivers
- SNCs total $4.2 billion, $500 million of which is agented by SNV

Portfolio Characteristics	Consumer	CRE	C&I
NPL Ratio	0.75%	0.28%	0.80%
QTD Net Charge-off Ratio (annualized)[3]	0.33%	0.73%	0.65%
30+ Days Past Due Ratio	0.40%	0.03%	0.08%
90+ Days Past Due Ratio	0.02%	0.00%	0.01%

Amounts may not total due to rounding; (1) LTV is calculated by dividing the most recent appraisal value (typically at origination) by the sum of the 9/30/2023 commitment amount and any existing senior lien; (2) Specialty lending is primarily comprised of our senior housing portfolio, national accounts, structured lending (primarily lender finance) and insurance premium finance; (3) 3Q23 CRE Net Charge Offs impacted by $23.3 million related to sale of Medical Office portfolio

24

SYNOVUS

Commercial Real Estate

Composition of 3Q23 CRE Portfolio

Total Portfolio $12.4 billion



Office Building
Multi-Family
Hotels
Shopping Center
Other Investment Properties
Warehouses
1-4 Family Perm/Mini-Perm
1-4 Family Construction
Residential Development
Land Acquisition
Commercial Development
15.4%
31.7%
14.4%
10.7%
11.6%
8.0%
3.2%
1.8%
0.7%
1.9%
0.5%

Investment Properties portfolio represent 92% of total CRE portfolio

- The portfolio is well diversified among property types
- Credit quality in Investment Properties portfolio remains excellent

CRE Credit Quality

- 0.28% NPL Ratio
- 0.73% Net Charge-Off Ratio (annualized)
  - (0.01%) CRE NCOs Ratio (annualized), excluding impact of MOB sale
- 0.03% 30+ Day Past Due Ratio
- 0.00% 90+ Day Past Due Ratio

	Investment Properties						Land, Development and Residential Properties	
Portfolio Characteristics (as of September 30, 2023)	Office Building	Multi-family	Shopping Centers	Hotels	Other Investment Properties	Warehouse	Residential Properties[1]	Development & Land
Balance (in millions)	$1,911	$3,931	$1,328	$1,790	$1,432	$986	$621	$396
Weighted Average LTV[2]	58.1%	53.6%	57.2%	57.9%	53.2%	57.0%	N/A	N/A
NPL Ratio	1.46%	0.04%	0.05%	0.00%	0.04%	0.02%	0.55%	0.20%
Net Charge-off Ratio (annualized)	4.19%[3]	0.00%	0.01%	0.00%	0.44%[3]	0.00%	(0.01)%	(0.19)%
30+ Days Past Due Ratio	0.00%	0.02%	0.00%	0.00%	0.03%	0.00%	0.28%	0.03%
90+ Days Past Due Ratio	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Amounts may not total due to rounding; (1) Includes 1-4 Family Construction and 1-4 Family Perm/Mini-Perm (primarily rental homes); (2) LTV calculated by dividing most recent appraisal (typically at origination) on non-construction component of portfolio by the 9/30/23 commitment amount. (3) Stated Charge-off ratio includes the impact of MOB sale

25

SYNOVUS

Office Portfolio Analysis: $1.9B

3Q23 Key Credit Statistics: NPL Ratio: 1.46% NCO Ratio: 4.19% (0.00% excluding impact of MOB sale) 90 DPD Ratio: 0.00%

Includes remaining MOB loans of $400MM, primarily originated within our Community Bank[2]

2013 Average effective age of office collateral

58.1% Average LTV[1] on office loans

$2.7mm Average size of office loans

$454k Median size of office loans

Major tenant[2] rollover on non-medical office loans



8.0%
9.0%
83%
2023
2024
2025+

Loan Maturities[2][5]



17%
15%
67%
2024
2025
2026+

Loan Location Classification



Medical 21.9%[2]
CBD/Core 19.1%
Suburban near Large Demand Driver 13.1% [3]
Suburban 45.9%

Top 5 MSAs	Current Balance (mm)	LTV[1]
1) Atlanta	$299	58%
2) Charleston	$172	58%
3) Charlotte	$122	62%
4) Tampa	$126	46%
5) Miami	$99	55%

Top 5 Loans and Location	Current Balance (mm)	LTV[1]
1) Naples	$50	56%
2) Charleston	$45	59%
3) Atlanta	$42	73%
4) Atlanta	$41	54%
5) Jacksonville	$40	63%

SNV Top 5 Markets Completions as % of Inventory[4]



5.4%
2.3%
2008
2023

Loan Weighted 3Q23 Rent Growth: SNV Markets vs. US Average[4]



2.8%
(0.1)%
National
SNV

(1) LTV = Current note balance as of 9/30/2023 divided by appraised value at origination or updated value, whichever is more recent; (2) Major tenant is defined as contributing more than 20% to NOI; sample set on this analysis and Loan Maturities chart includes office loans greater than $1mm as of 8/31/2023, and comprises over 92% of the office portfolio; (3) Large demand driver would be a significant enterprise that drives demand for the office product, such as government facility, major campus, etc.; (4) Rent growth and supply statistics are 3Q23 numbers from CoStar and represent weighted averages by loan balance. (5) Based on loan dollars

26

SYNOVUS

C&I Portfolio

Diverse Industry Exposure
Total C&I Portfolio $22.8 billion



Finance/Insurance 19.0
Senior Housing(1) 15.2%
Accom. & Food Svcs. 6.3%
Health Care 6.3%
Manufacturing 5.9%
R/E Other(1) 5.3%
Wholesale Trade 5.0%
Retail Trade 5.0%
Construction 4.9%
Transport/Warehousing 4.2%
Prof., Scientific, Tech. Svcs. 4.1%
Other Services 4.0%
R/E Leasing(1) 3.5%
All Other 2.9%
Arts, Entertainment, & Rec. 2.5%
Public Administration 2.0%
Educational Svcs. 1.8%
Admin., Support, Waste Mg... 1.2%
Ag, Forestry, Fishing 1.1%

- **Wholesale Bank** (includes Large Corporate, Middle Market, and Specialty Lines) represents 73% of C&I balances
- **Finance/Insurance** predominantly represented by secured lender finance portfolio
  - 0.00% NPL Ratio
  - 0.00% Net Charge-Off Ratio (annualized)
  - 0.00% 30+ Day Past Due Ratio
- **Senior Housing** consists of 87% private pay assisted living/ independent living facilities

Credit Indicator	3Q23
NPL Ratio	0.80%
Net Charge-off Ratio (annualized)	0.65%
30+ Days Past Due Ratio	0.08%
90+ Days Past Due Ratio	0.01%

Amounts may not total due to rounding; (1) These segments are not two digit NAICS industry divisions; Senior Housing is a subset of NAICS 62 Health Care and Social Assistance, and R/E other and R/E leasing together comprise NAICS 53 Real Estate, Rental, and Leasing

27

28 Credit Indicator 3Q23 NPL Ratio 0.75% Net Charge-off Ratio (annualized) 0.33% 30+ Days Past Due Ratio 0.40% 90+ Days Past Due Ratio 0.02% Total Consumer Portfolio $8.5 billion Credit Indicator Home Equity Mortgage Weighted Average Credit Score of 3Q23 Originations 787 773 Weighted Average Credit Score of Total Portfolio 796 783 Weighted Average LTV(1) 73.3% 71.7% Average DTI(2) 35.8% 30.8% Utilization Rate 37.7% N/A 63.4% 21.0% 9.1% 4.3% 2.2% Consumer Mortgage Home Equity Third-Party HFI Other Consumer Credit Card Amounts may not total due to rounding; (1) LTV is calculated by dividing the most recent appraisal value (typically at origination) by the sum of the 9/30/2023 commitment amount and any existing senior lien; (2) Average DTI of 3Q23 originations. Consumer Credit Quality Consumer Portfolio • 84% of Consumer portfolio is backed by residential real estate • Other Consumer includes secured and unsecured products • Average consumer card utilization rate is 22.5% • Third party HFI portfolio $776 million

29 Risk Distribution ($ in millions) Composition Change Risk Category 3Q23 2Q23 3Q23 vs. 2Q23 Passing Grades $42,196 $43,021 $(825) Special Mention 568 543 25 Substandard Accruing 635 528 107 Non-Performing Loans 281 262 19 Total Loans $43,680 $44,354 $(674) Amounts may not total due to rounding. $1,222 $1,028 $1,032 $914 $929 $942 $1,086 $1,333 $1,484 3.2% 2.6% 2.6% 2.2% 2.2% 2.2% 2.5% 3.0% 3.4% Criticized and Classified Loans % of Total Loans 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 Portfolio Risk DistributionCriticized & Classified Loans

30 3Q22 4Q22 1Q23 2Q23 3Q23 Financial Performance Diluted EPS $1.33 $1.35 $1.32 $1.13 $0.60 Net interest margin 3.47% 3.56% 3.43% 3.20% 3.11% Efficiency ratio-TE 50.41% 51.08% 52.33% 53.99% 64.11% Adjusted tangible efficiency ratio(1) 49.98% 50.58% 50.48% 52.57% 55.01% ROAA(2) 1.39% 1.38% 1.36% 1.15% 0.64% Adjusted ROAA(1)(2) 1.39% 1.39% 1.37% 1.18% 0.87% Balance Sheet QoQ Growth Total loans 3% 3% 1% 1% (2)% Total deposits (3)% 2% 2% —% —% Credit Quality NPA ratio 0.32% 0.33% 0.41% 0.59% 0.64% NCO ratio(2) 0.04% 0.12% 0.17% 0.24% 0.61% Capital Common shares outstanding(3) 145,443 145,487 146,059 146,153 146,205 Leverage ratio 9.04% 9.07% 9.14% 9.23% 9.38% Tangible common equity ratio(1) 5.52% 5.84% 6.12% 6.17% 5.90% Amounts may not total due to rounding; (1) Non-GAAP financial measure; see applicable reconciliation; (2) Annualized; (3) In thousands; (4) Preliminary. (4) Quarterly Highlights Trend

31 ($ in thousands, except per share data) 3Q23 2Q23 3Q22 Net interest income $443,159 $455,531 $477,919 Non-interest revenue 107,139 112,276 104,298 Non-interest expense 353,532 307,181 294,010 Provision for (reversal of) credit losses 72,572 38,881 25,581 Income before income taxes $124,194 $221,745 $262,626 Income tax expense 27,729 47,801 59,582 Net income 96,465 173,944 203,044 Less: Net income (loss) attributable to noncontrolling interest (630) (166) — Net income attributable to Synovus Financial Corp. 97,095 174,110 203,044 Less: Preferred stock dividends 9,672 8,291 8,291 Net income available to common shareholders $87,423 $165,819 $194,753 Weighted average common shares outstanding, diluted 146,740 146,550 146,418 Net income per common share, diluted $0.60 $1.13 $1.33 Condensed Income Statement Amounts may not total due to rounding.

32 ($ in thousands, except per share data) 3Q23 2Q23 3Q22 Net income available to common shareholders $87,423 $165,819 $194,753 Loss (gain) on other loans held for sale 30,954 2,360 — Restructuring charges (reversals) 17,319 (110) 956 Gain on sale of GLOBALT (1,929) — — (Gain) loss on early extinguishment of debt (526) (377) — Valuation adjustment to Visa derivative 900 3,027 — Tax effect of adjustments(1) (11,371) (1,193) (228) Adjusted net income available to common shareholders $122,770 $169,526 $195,481 Weighted average common shares outstanding, diluted 146,740 146,550 146,418 Net income per common share, diluted $0.60 $1.13 $1.33 Adjusted net income per common share, diluted $0.84 $1.16 $1.34 Amounts may not total due to rounding; (1) An assumed marginal tax rate of 24.3% for 3Q23 and 2Q23 and 23.8% for 3Q22 was applied. Non-GAAP Financial Measures

33 ($ in thousands) 3Q22 4Q22 1Q23 2Q23 3Q23 Net income $203,044 $205,770 $202,159 $173,944 $96,465 Recovery of NPA — — (13,126) — — Loss (gain) on other loans held for sale — — 16,750 2,360 30,954 Restructuring charges (reversals) 956 (2,372) (733) (110) 17,319 Gain on sale of GLOBALT — — — — (1,929) Valuation adjustment to Visa derivative — 2,500 — 3,027 900 Gain (loss) on early extinguishment of debt — — — (377) (526) Investment securities losses (gains), net — — (1,030) — — Tax effect of adjustments(1) (228) (31) (453) (1,193) (11,371) Adjusted net income $203,772 $205,867 $203,567 $177,651 $131,812 Net income annualized $805,555 $816,370 $819,867 $697,687 $382,714 Adjusted net income annualized $808,443 $816,755 $825,577 $712,556 $522,950 Total average assets $58,055,978 $58,963,417 $60,133,561 $60,515,077 $59,916,679 Return on average assets 1.39% 1.38% 1.36% 1.15% 0.64% Adjusted return on average assets 1.39% 1.39% 1.37% 1.18% 0.87% Amounts may not total due to rounding; (1) An assumed marginal tax rate of 24.3% for 3Q23, 2Q23, 1Q23, and 4Q22 and 23.8% for 3Q22 was applied. Non-GAAP Financial Measures, Continued

SYNOVUS

Non-GAAP Financial Measures, Continued

($ in thousands)	3Q23	2Q23	3Q22
Net income available to common shareholders	$87,423	$165,819	$194,753
Loss (gain) on other loans held for sale	30,954	2,360	–
Restructuring charges (reversals)	17,319	(110)	956
Gain on sale of GLOBALT	(1,929)	–	–
Valuation adjustment to Visa derivative	900	3,027	–
Gain (loss) on early extinguishment of debt	(526)	(377)	–
Tax effect of adjustments[1]	(11,371)	(1,193)	(228)
Adjusted net income available to common shareholders	$122,770	$169,526	$195,481
Adjusted net income available to common shareholders annualized	$487,077	$679,967	$775,550
Amortization of intangibles, tax effected, annualized	$9,131	$7,344	$6,401
Adjusted net income available to common shareholders excluding amortization of intangibles annualized	$496,208	$687,311	$781,951
Net income available to common shareholders annualized	$346,841	$665,098	$772,661
Amortization of intangibles, tax effected, annualized	$9,131	$7,344	$6,401
Net income available to common shareholders excluding amortization of intangibles annualized	$355,972	$672,442	$779,062
Total average Synovus Financial Corp. shareholders' equity less preferred stock	$4,223,422	$4,303,722	$4,141,516
Average goodwill	$(476,408)	$(460,118)	$(452,390)
Average other intangible assets, net	$(59,016)	$(36,738)	$(30,214)
Total average Synovus Financial Corp. tangible shareholders' equity less preferred stock	$3,687,998	$3,806,866	$3,658,912
Return on average common equity	8.2%	15.5%	18.7%
Adjusted return on average common equity	11.5%	15.8%	18.7%
Return on average tangible common equity	**9.7%**	**17.7%**	**21.3%**
Adjusted return on average tangible common equity	**13.5%**	**18.1%**	**21.4%**

Amounts may not total due to rounding; (1) An assumed marginal tax rate of 24.3% for 3Q23 and 2Q23 and 23.8% for 3Q22 was applied.

34

35 Non-GAAP Financial Measures, Continued ($ in thousands) 3Q22 4Q22 1Q23 2Q23 3Q23 Total non-interest revenue $104,298 $102,439 $133,126 $112,276 $107,139 Gain on sale of GLOBALT — — — — (1,929) Investment securities (gains) losses, net — — (1,030) — — Recovery of NPA — — (13,126) — — Fair value adjustment on non-qualified deferred compensation 1,076 (1,557) (1,371) (1,598) 1,035 Adjusted non-interest revenue $105,374 $100,882 $117,599 $110,678 $106,245 Total non-interest expense $294,010 $308,996 $321,852 $307,181 $353,532 Loss on other loans held for sale — — (16,750) (2,360) (30,954) Restructuring (charges) reversals (956) 2,372 733 110 (17,319) Fair value adjustment on non-qualified deferred compensation 1,076 (1,557) (1,371) (1,598) 1,035 Valuation adjustment to Visa derivative — (2,500) — (3,027) (900) Gain (loss) on early extinguishment of debt — — — 377 526 Adjusted non-interest expense $294,130 $307,311 $304,464 $300,683 $305,920 Amounts may not total due to rounding.

36 ($ in thousands) 3Q22 4Q22 1Q23 2Q23 3Q23 Adjusted non-interest expense $294,130 $307,311 $304,464 $300,683 $305,920 Amortization of intangibles (2,118) (2,118) (1,857) (2,420) (3,042) Adjusted tangible non-interest expense $292,012 $305,193 $302,607 $298,263 $302,878 Net interest income $477,919 $501,346 $480,751 $455,531 $443,159 Total non-interest revenue 104,298 102,439 133,126 112,276 107,139 Total revenue 582,217 603,785 613,877 567,807 550,298 Tax equivalent adjustment 972 1,131 1,119 1,138 1,148 Total TE revenue 583,189 604,916 614,996 568,945 551,446 Recovery of NPA — — (13,126) — — Investment securities losses (gains), net — — (1,030) — — Gain on sale of GLOBALT — — — — (1,929) Fair value adjustment on non-qualified deferred compensation 1,076 (1,557) (1,371) (1,598) 1,035 Adjusted revenue $584,265 $603,359 $599,469 $567,347 $550,552 Efficiency ratio-TE 50.4% 51.1% 52.3% 54.0% 64.1% Adjusted tangible efficiency ratio 50.0% 50.6% 50.5% 52.6% 55.0% Non-GAAP Financial Measures, Continued Amounts may not total due to rounding.

37 ($ in thousands) 3Q22 4Q22 1Q23 2Q23 3Q23 Total assets $58,639,522 $59,731,378 $61,840,025 $60,655,591 $59,342,930 Goodwill (452,390) (452,390) (452,390) (475,573) (479,851) Other intangible assets, net (29,242) (27,124) (25,267) (61,538) (49,096) Tangible assets $58,157,890 $59,251,864 $61,362,368 $60,118,480 $58,813,983 Total Synovus Financial Corp. shareholders’ equity $4,229,715 $4,475,801 $4,770,130 $4,782,528 $4,536,958 Goodwill (452,390) (452,390) (452,390) (475,573) (479,851) Other intangible assets, net (29,242) (27,124) (25,267) (61,538) (49,096) Preferred Stock, no par value (537,145) (537,145) (537,145) (537,145) (537,145) Tangible common equity $3,210,938 $3,459,142 $3,755,328 $3,708,272 $3,470,866 Total Synovus Financial Corp. shareholders’ equity to total assets ratio 7.21% 7.49% 7.71% 7.88% 7.65% Tangible common equity ratio 5.52% 5.84% 6.12% 6.17% 5.90% Non-GAAP Financial Measures, Continued Amounts may not total due to rounding.